UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): March 14, 2017

RASNA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191083	39-2080103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 2525, New York, NY		10170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-396-4087

(Former name or former address, if changed since last report)

Copies to:

Jeffrey Fessler, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 10, 2017, the board of directors of Rasna Therapeutics, Inc. (the “Board”), in consultation with management concluded that: (i) the previously issued unaudited financial statements for Rasna Therapeutics, Inc. for the period ending June 30, 2016 (the “Unaudited Financial Statements”) included in the Company’s Quarterly Report on Form 8-K/A filed with the SEC on November 17, 2016 (“8-K/A Amendment No 1”) and (ii) the previously issued unaudited financial statements for Rasna Therapeutics, Inc. for the period ending September 30, 2016 (the “Unaudited Financial Statements”) included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 21, 2016 (“Original 10-Q”) should no longer be relied upon due to errors identified therein. As a result, the errors related to the Unaudited Financial Statements are required to be restated to: (i)  reflect certain expenses which were not appropriately accrued during the reporting period due to the timing of receipt of invoices and (ii) reflect the accounting for certain warrants that were issued in February 2017 which have been deemed to have an associated liability recordable from the service date of April 2016 and (iii) to apply the correct methodology to record transactions in the Company’s’ USD bank account and (iv) reflect the adjustment in assumptions for the valuation of options recorded in the three month period ended September 30, 2016.

The errors were identified in the course of preparing the Company’s quarterly report on Form 10-Q for the quarterly period ended December 31, 2016, and were as follows

1.	Subsequent to Rasna Therapeutic Inc’s Form 10-Q filing for the quarterly period ended September 30, 2016, it was determined that certain expenses were not accrued due to the timing of receipt of invoices. The issue was identified upon receipt of a small group of invoices, which were ultimately forwarded to, and received by, the Company sometime after the September 30, 2016 Form 10-Q was filed. Due to the unrecorded expenses, the Company understated Net loss by $111,408 in the quarter ended June 30, 2016 and by $336,783 in the quarter ended September 30, 2016.

2.	In February 2017, the Company issued certain warrants for a placement fee in connection with common stock that was issued in April 2016. Management has determined that there was an obligation due to the placement agents for services performed in the amount of $484,009 in April 2016. The Company remeasured its obligation at each reporting period and adjusted the amount to $482,115 and $2,056,831 for the quarter ended June 30, 2016 and September 30, 2016 respectively, with the changes to additional paid-in capital as offering costs.

3.	The Company reviewed the valuations performed for certain stock based compensation granted in September 2016. It was subsequently determined that certain assumptions were not reflected in the valuation; specifically, no assessment had been made for non employees; the volatility assumption had been adjusted to reflect more appropriate comparable companies; and the expected life of certain options were adjusted in the calculation of fair value using the simple approach. This led to an understatement of stock based compensation expense recorded in the quarter ended September 30, 2016 of $174,393.

4.	Subsequent to Rasna Therapeutic Inc’s Form 10-Q filing for the quarterly period ended September 30, 2016, it was determined that the Company had not applied the correct translation methodology to convert some banking transactions into USD. This led to an overstatement of cash and an understatement of accounts payable by $4,716 for the quarter ended June 30, 2016 and by $67,448 for the quarter ended September 30, 2016.

The Company has restated its Unaudited Financial Statements to address these matters and will file (i) Amendment No. 2 to its Form 8-K/A (“8-K/A Amendment No 1”) which was filed on November 17, 2016, which will contain restated Unaudited Financial Statements and (ii) Amendment No. 1 to its Form 10-Q (“Amended 10-Q”) for the quarterly period ended September 30, 2016 which was filed on November 21, 2016, which will contain restated Unaudited Financial Statements. Investors, analysts and other persons should consult the Amended 8-K/A and Amended 10-Q and should not rely on the unaudited Financial Statements in the Company’s Original Form 8-K/A or the Unaudited Financial Statements in the Original Form 10-Q or any press releases, presentations or other communications relating thereto.

The Board, the audit committee of the Board and management have discussed the matters disclosed in this Item 4.02(a) of this Current Report on Form 8-K with the Company’s independent registered accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 14, 2017

RASNA THERAPEUTICS, INC.

By:	/s/ James Tripp
Name: James Tripp
Title: Acting Chief Executive Officer